Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

South Jersey Industries, Inc. 401(k) Plan
Folsom, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-207918 and 333-204553) of South Jersey Industries, Inc. of our report dated June 29, 2020, relating to the financial statements and supplemental schedules of South Jersey Industries, Inc. 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP
New York, New York
June 29, 2020